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                                                                   Exhibit 23(a)







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2003 relating to the consolidated financial statements, which appear in the 2002 Annual Report to Shareholders of The Progressive Corporation (the "Company"), which is included as an Appendix to the Company's 2003 Proxy Statement, which report and consolidated financial statements are incorporated by reference in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 22, 2003 relating to the financial statement schedules, which appear in such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS, L.L.P.


Cleveland, Ohio
April 21, 2003